Exhibit 99.1

Press Release

Black Knight Completes Acquisition of Optimal Blue; Significantly Expands Origination Offerings With Leading Secondary Market Solutions and Actionable Data Services

Cannae Holdings, Inc. and Thomas H. Lee Partners, L.P. are minority co-investors in newly formed entity

JACKSONVILLE, Fla. – Sept. 15, 2020 – Black Knight, Inc. (NYSE:BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, announced the completion of its acquisition of Optimal Blue, a leading provider of secondary market solutions and actionable data services.

“Bringing Optimal Blue into the Black Knight family enhances our robust set of solutions with the addition of industry-leading product, pricing and eligibility capabilities and increases our already comprehensive data and analytics offerings,” said Black Knight CEO Anthony Jabbour. “Our similar business models, which include both subscription-based recurring revenues and significant operating leverage, will be accretive to our key financial metrics and deliver significant shareholder value. The combined strengths of Black Knight and Optimal Blue will also give clients a wider selection of offerings from a single provider that will provide innovation to help transform the industries we serve and will significantly expand Black Knight’s ability to greatly advance our clients’ objectives, competitiveness and profitability.”

In connection with the acquisition, Black Knight will combine its Compass Analytics business with Optimal Blue in a newly formed entity with minority co-investors Cannae Holdings, Inc. (“Cannae”) and Thomas H. Lee Partners, L.P. (“THL”). Cannae and THL will each have a 20% ownership interest in the new entity. Black Knight will own 60% of the new entity. Optimal Blue was purchased for an enterprise value of $1.8 billion funded with cash on hand, debt financing and investments from Cannae and THL.

Trasimene Capital Management acted as the financial advisor to Black Knight.

Key Third Quarter 2020 Financial Metrics

Based on a closing date of September 15, 2020, Black Knight currently expects the Optimal Blue transaction to contribute the following to its third quarter 2020 results:

•	Revenue of approximately $5 million

•	Interest expense of approximately $4 million primarily related to the $1 billion of 3.625% senior unsecured notes due September 1, 2028 issued on August 26, 2020 in contemplation of the acquisition

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serving their customers. For more information on Black Knight, please visit www.blackknightinc.com

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry; the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-home orders; security breaches against our information systems; our ability to maintain and grow our relationships with our clients; changes to the laws, rules and regulations that affect our and our clients’ businesses; our ability to adapt our services to changes in technology or the marketplace or achieve our growth strategies; our ability to protect our proprietary software and information rights; the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with the availability of data; the effects of our existing leverage on our ability to make acquisitions and invest in our business; our ability to successfully integrate strategic acquisitions, including the acquisition of Optimal Blue; risks associated with our investment in Dun & Bradstreet Holdings, Inc.; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: BLACK KNIGHT, INC.

For more information:

Media:	Investors:
Michelle Kersch	Steve Eagerton
904.854.5043	904.854.3683
michelle.kersch@bkfs.com	steven.eagerton@bkfs.com